                                                                 EXHIBIT 3.1(ii)



                          SECOND AMENDED AND RESTATED


                                    BY-LAWS


                                       OF


                          TRESCOM INTERNATIONAL, INC.



                          As Adopted February 1, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                 Page
                                                                 ----

ARTICLE  I -- Principal Office..................................  1

ARTICLE II -- Seal..............................................  1

ARTICLE  III -- Meetings of Shareholders........................  1
     Section 1.  Place of Meeting...............................  1
     Section 2.  Annual Meetings................................  1
     Section 3.  Special Meetings...............................  2
     Section 4.  Notice of Meetings.............................  2
     Section 5.  Quorum.........................................  2
     Section 6.  Required Vote..................................  2
     Section 7.  Voting and Proxies.............................  2
     Section 8.  Voting Lists...................................  3
     Section 9.  Record Date....................................  3
     Section 10. Business Brought Before a Meeting..............  3
     Section 11. Office.........................................  4

ARTICLE  IV -- Board of Directors...............................  4
     Section 1.  Powers.........................................  4
     Section 2.  Number.........................................  4
     Section 3.  Election and Term of Office....................  4
     Section 4.  Vacancies......................................  4
     Section 5.  Nominations....................................  5
     Section 6.  Removal........................................  6
     Section 7.  Place of Meetings..............................  6
     Section 8.  Annual Meetings................................  6
     Section 9.  Other Meetings.................................  6
     Section 10. Quorum.........................................  6
     Section 11. Compensation...................................  6
     Section 12. Executive Committee............................  6
     Section 13. Presence at Meetings...........................  7
     Section 14. Written Consent................................  7

ARTICLE  V -- Officers..........................................  7
     Section 1.  Designation....................................  7
     Section 2.  Election.......................................  7
     Section 3.  Removal and Resignation........................  7
     Section 4.  Vacancies......................................  7
     Section 5.  Chairman of the Board..........................  7
     Section 6.  Chief Executive Officer........................  8
     Section 7.  President......................................  8
     Section 8.  Chief Operating Officer........................  8
     Section 9.  Chief Financial Officer........................  8

     Section 10. Vice Presidents................................  8
     Section 11. Secretary......................................  8
     Section 12. Treasurer......................................  9
     Section 13. Compensation...................................  9

ARTICLE  VI -- Certificates of Stock............................  9
     Section 1.  Description....................................  9
     Section 2.  Lost Certificates..............................  9
     Section 3.  Transfers of Stock.............................  9
     Section 4.  Registered Shareholders........................  9
     Section 5.  Restriction on Ownership, Voting and
                  Transfer; Right to Redeem..................... 10

ARTICLE  VII -- General Provisions.............................. 10
     Section 1.  Dividends...................................... 10
     Section 2.  Checks......................................... 10
     Section 3.  Fiscal Year.................................... 10
     Section 4.  Execution of Deeds, Contracts and
                  Other Documents............................... 10

ARTICLE  VIII -- Amendment to By-laws........................... 11

ARTICLE  IX -- Indemnification.................................. 11
     Section 1.  General........................................ 11
     Section 2.  Expenses....................................... 11
     Section 3.  Standard of Conduct............................ 11
     Section 4.  Advance Expenses............................... 11
     Section 5.  Benefit........................................ 11
     Section 6.  Insurance...................................... 12
     Section 7.  Affiliates..................................... 12
     Section 8.  Survival....................................... 12

ARTICLE  X -- Severability...................................... 12

ARTICLE  XI -- Control-Share Acquisitions....................... 12

                          SECOND AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                          TRESCOM INTERNATIONAL, INC.

                             _____________________

                                   ARTICLE  I

                                Principal Office
                                ----------------

          The principal office of the Corporation shall be established and maintained at 200 East Broward Boulevard, in the City of Ft. Lauderdale, in the State of Florida, until changed to such place or places as the Board of Directors may determine.

                                   ARTICLE II

                                      Seal
                                      ----

          The corporation shall have a corporate seal which shall be in circular form and have inscribed thereon the name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL 1993 FLORIDA" and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced upon any paper or document.

                                  ARTICLE  III

                            Meetings of Shareholders
                            ------------------------

          SECTION 1.  Place of Meeting.  All meetings of the shareholders shall
                      ----------------
be held at such place in or out of the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting or in a duly executed waiver of notice thereof.

          SECTION 2.  Annual Meetings.  Unless otherwise directed by the Board
                      ---------------
of Directors, annual meetings of the shareholders of the Corporation shall be held the first Wednesday of June. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida or the state or jurisdiction where the meeting is to be held, such meeting shall be held on the next succeeding business day. The purpose of the annual meeting of shareholders shall be to elect directors and to transact such other business as may properly come before the meeting pursuant to Article III, Section 10 hereof. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the

Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as conveniently possible.

          SECTION 3.  Special Meetings.  Special meetings of the shareholders,
                      ----------------
for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, or, upon written demand, in compliance with Section
607.0702 of the Florida Statutes, of holders of 50% of all the votes entitled to be cast on the issue to be considered at the proposed special meeting.

          SECTION 4.  Notice of Meetings.  Whenever shareholders are required or
                      ------------------
authorized to take any action at a meeting, a notice of such meeting, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, no fewer than ten (10) nor more than sixty (60) days before the date set for such meeting, either personally or by first-class mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder, at his address as it appears on the stock transfer books of the Corporation, with first-class postage prepaid thereon. Written waiver by a shareholder of notice of a shareholders' meeting, signed by him, whether before or after the time stated thereon, shall be equivalent to the giving of such notice.

          SECTION 5.  Quorum.  The majority of the shares entitled to vote
                      ------
thereat, present or represented by proxy at any meeting, shall constitute a quorum of the shareholders for the transaction of business except as otherwise provided by statute or by the Corporation's Articles of Incorporation, as amended (the "Articles of Incorporation"). If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting, subject to the provisions of Section 4 hereof.

          SECTION 6.  Required Vote.  If a quorum is present at any meeting, the
                      -------------
affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one for which, by express provision of law or of the Articles of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Stockholders may act only at an annual or special meeting and stockholders may not act by written consent.

          SECTION 7.  Voting and Proxies.  Except as otherwise provided in the
                      ------------------
Articles of Incorporation or by the general corporate laws of the State of Florida, each shareholder shall be entitled at each meeting and upon each proposal presented at such meeting to one vote in person or by proxy for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as below provided, or if no such record date was fixed, on the day of the meeting. Every proxy must be signed by the shareholder or his attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. If a proxy expressly provides, any proxy-holder may appoint in writing a substitute to act in his place.

          SECTION 8.  Voting Lists.  The Secretary shall have charge of the
                      ------------
stock ledger and shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number and class and series, if any, of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder at any time during usual business hours for a period of at least ten (10) days prior to the meeting, either at (i) the registered office of the Corporation, (ii) the principal place of business of the Corporation, or (iii) the office of the transfer agent or registrar of the Corporation. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder, proxy holder or their attorney. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

          SECTION 9.  Record Date.  In order that the Corporation may determine
                      -----------
the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, but shall not be required to, a record date in accordance with the Florida Statutes then in effect.

          SECTION 10.  Business Brought Before a Meeting.  At an annual meeting
                       ---------------------------------
of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred and thirty (130) days prior to the meeting; provided,
                                                                  --------
however, that in the event that less than seventy (70) days' notice of the date
-------
of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth
(10) day following the date on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          SECTION 11.  Office.  No person shall be required to own, hold or
                       ------
control stock in the Corporation as a condition precedent to holding an office in the Corporation.

                                  ARTICLE  IV

                               Board of Directors
                               ------------------

          SECTION 1.  Powers.  The business of the Corporation shall be managed
                      ------
and its corporate powers shall be exercised by its Board of Directors, except as otherwise provided by statute or by the Articles of Incorporation.

          SECTION 2.  Number.  The Board of Directors is divided into three (3)
                      ------
classes serving staggered three-year terms. Until changed by resolution of the Board of Directors, at any time and from time to time, the Board shall consist of not more than nine (9) nor less than three (3) directors.

          SECTION 3.  Election and Term of Office.  Directors shall be elected
                      ---------------------------
at the annual meeting of shareholders, except as provided in Sections 4 and 5 of this Article. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation by written notice to the Secretary of the Corporation, or until his removal from office.

          SECTION 4.  Vacancies.  Any vacancy occurring in the Board of
                      ---------
Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors.
A director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Except in the case of newly created directorships where the directors fail to fill any such vacancy, shareholders may not fill vacancies on the Board of Directors. In such event, the shareholders may do so at the next annual or special meeting called for that purpose. If there are no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders for the purpose of electing a new Board of Directors.

          SECTION 5.  Nominations.
                      -----------

          (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote for the election of directors at the meeting and who shall have complied with the notice procedures set forth below in Section 5(b).

          (b) In order for a shareholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of shareholders, such shareholder shall have delivered timely notice of such shareholder's intent to make such nomination in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than one hundred and thirty (130) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in
                                                    --------  -------
the event that the date of the annual meeting is changed by more than thirty
(30) days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10) day following the day on which notice of the date of the meeting was mailed, or (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10) day following the day on which notice of the date of the meeting was mailed. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice
(A) the name and address, as they appear on the Corporation's books, of such shareholder and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

          (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 5, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. A shareholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 5.

          SECTION 6.  Removal.  At a special meeting of the shareholders, duly
                      -------
called expressly for that purpose as provided in these By-laws, any director or directors, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, may be removed from office, either with or without cause, and the remaining directors, in the manner provided in these By-laws, shall fill any vacancy or vacancies created by such a removal.

          SECTION 7.  Place of Meetings.  Meetings of the Board of Directors of
                      -----------------
the Corporation, annual, regular or special, may be held either within or without the State of Florida.

          SECTION 8.  Annual Meetings.  The Board of Directors shall hold an
                      ---------------
annual meeting each year immediately after the annual meeting of the shareholders at the place where such meeting of the shareholders was held for the purpose of election of officers and for the consideration of any other business that may be properly brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

          SECTION 9.  Other Meetings.  Regular meetings, other than the annual
                      --------------
meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by any two directors, the Chairman of the Board, the Chief Executive Officer, or the President or Secretary on two (2) days' written notice to each director, either personally or by mail or by telegram. Notice of any special meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

          SECTION 10.  Quorum.  A majority of all the directors shall constitute
                       ------
a quorum for the transaction of business. The affirmative vote of the majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 11.  Compensation.  The Board of Directors shall have the
                       ------------
authority to fix the compensation of directors, and the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors.

          SECTION 12.  Executive Committee.  The Board, by resolution passed by
                       -------------------
a majority of the whole Board, may designate from among its members an executive committee and one or more other committees, which committees, to the extent provided in such resolution, shall have and exercise any or all of the authority of the Board of Directors, except that no such committee shall have the authority to take actions prohibited to such committees by the Florida Statutes.

          SECTION 13.  Presence at Meetings.  Members of the Board of Directors
                       --------------------
or any committee thereof shall be deemed present in person at a meeting of such Board or committee if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.

          SECTION 14.  Written Consent.  Any action of the Board of Directors or
                       ---------------
of any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the members of the Board of Directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or committee.

                                   ARTICLE  V

                                    Officers
                                    --------

          SECTION 1.  Designation.  The Corporation shall have a Chairman of the
                      -----------
Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary. The Corporation also may have, at the discretion of the Board of Directors, one or more Vice Presidents (however titled) and Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer, President and Secretary shall be filled as expeditiously as possible.

          SECTION 2.  Election.  The Board of Directors shall elect officers of
                      --------
the Corporation at the annual meeting of the Board of Directors or at a special meeting called for that purpose. Each such officer shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. Officers shall be elected by the affirmative vote of the majority of directors present at a meeting where a quorum is present.

          SECTION 3.  Removal and Resignation.  Any officer elected or appointed
                      -----------------------
by the Board of Directors may be removed, either with or without cause, by the affirmative vote of the majority of directors present at any meeting where a quorum is present. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          SECTION 4.  Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification or any other cause may be filled by the Board of Directors.

          SECTION 5.  Chairman of the Board.  The Chairman of the Board, if
                      ---------------------
present, shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these By-laws.

          SECTION 6.  Chief Executive Officer.  The Chief Executive Officer,
                      -----------------------
subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. He shall execute deeds, bonds, mortgages and other instruments on behalf of the Corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall be ex-officio a member of all the standing committees, if any, shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-laws.

          SECTION 7.  President.  The President shall perform such duties and
                      ---------
services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Chairman of the Board or the Board of Directors.

          SECTION 8.  Chief Operating Officer.  The Chief Operating Officer
                      -----------------------
shall have direct management responsibility for the general business operations of the Corporation, and he shall have the general powers and duties usually vested in the office of chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-laws.

          SECTION 9.  Chief Financial Officer.  The Chief Financial Officer
                      -----------------------
shall have responsibility for all financial and accounting matters. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-laws.

          SECTION 10.  Vice Presidents.  The Vice Presidents, if any, shall have
                       ---------------
such powers and perform such duties as may be prescribed from time to time for them respectively by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or these By-laws.

          SECTION 11.  Secretary.  The Secretary shall keep, or cause to be
                       ---------
kept, a book of minutes at the registered or principal office, or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether annual, regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

          The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these By-laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-laws.

          SECTION 12.  Treasurer.  The Treasurer shall, in the absence or
                       ---------
disability of the Chief Financial Officer, act with all of the powers and be subject to all the restrictions of the Chief Financial Officer. The Treasurer shall also have such other powers and duties as may be prescribed from time to time by the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors.

          SECTION 13.  Compensation.  The compensation of the officers and
                       ------------
agents of the Corporation shall be fixed from time to time by the Board of Directors, or by such officer or officers as said Board shall direct, and no officer shall be prevented from receiving such compensation by reason of the fact that he is or was a director of the Corporation.

                                  ARTICLE  VI

                             Certificates of Stock
                             ---------------------

          SECTION 1.  Description.  Every shareholder shall be entitled to have
                      -----------
for each kind, class or series of stock held a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar other than the Corporation itself, the signature of any of those officers named herein may be facsimile. In case any officer who signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer for any reason before the certificate has been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

          SECTION 2.  Lost Certificates.  The Corporation may issue a new
                      -----------------
certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 3.  Transfers of Stock.  Upon surrender to the Corporation or
                      ------------------
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, except as otherwise required by law or by the terms of the stock certificate.

          SECTION 4.  Registered Shareholders.  The Corporation shall be
                      -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls, to the extent permitted by law, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise required by law.

          SECTION 5.  Restriction on Ownership, Voting and Transfer; Right to
                      -------------------------------------------------------
Redeem.  Article VIII of the Articles of Incorporation restricts the ownership,
------
voting and transfer of shares of capital stock of the Corporation to the extent necessary to prevent ownership of such shares by Aliens (as defined) from violating the Communications Act of 1934, as amended (the "Communications Act"), and the regulations of the Federal Communications Commission (the "FCC Regulations"). In addition, Article VIII of the Articles of Incorporation entitles the Corporation to redeem shares of capital stock determined by the Board of Directors to be owned beneficially by an Alien or Aliens if such ownership violates the Communications Act or FCC Regulations. Each certificate representing shares of capital stock of the Corporation shall contain a legend referencing such restrictions and right to redeem set forth in Article VIII of the Articles of Incorporation.

                                  ARTICLE  VII

                               General Provisions
                               ------------------

          SECTION 1.  Dividends.  The Board of Directors, at any meeting
                      ---------
thereof, subject to any restrictions established by law or contained in the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent.

          SECTION 2.  Checks.  All checks or demands for money and notes of the
                      ------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

          SECTION 3.  Fiscal Year.  The fiscal year of the Corporation shall end
                      -----------
on the last day of December.

          SECTION 4.  Execution of Deeds, Contracts and Other Documents.  Except
                      -------------------------------------------------
as otherwise provided by the Articles of Incorporation and the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or one or more Vice Presidents, if any shall have been elected, and may be attested to and the corporate seal affixed thereto by the Secretary or Assistant Secretary. The Board of Directors may authorize the execution of deeds, mortgages and all other written contracts and agreements to which the Corporation may be a party by such other officers, assistant officers or agents, as may be selected by the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer from time to time and with such limitations and restrictions as authorization may prescribe.

                                 ARTICLE  VIII

                              Amendment to By-laws
                              --------------------

          These By-laws may be altered, amended, repealed or added to by the vote of a majority of the Board of Directors present at any regular meeting of the said Board, or at a special meeting of the directors called for that purpose, provided a quorum of the directors are present at such meeting, unless the power to alter, amend, repeal or add to the By-laws is reserved to the shareholders by the Articles of Incorporation.

                                  ARTICLE  IX

                                Indemnification
                                ---------------

          SECTION 1.  General.  The Corporation shall indemnify to the fullest
                      -------
extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise.

          SECTION 2.  Expenses.  To the extent that a director, officer,
                      --------
employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, or in any defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

          SECTION 3.  Standard of Conduct.  Unless a court of competent
                      -------------------
jurisdiction determines otherwise, any indemnification shall be made hereunder only if a determination is made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct required by law. Such determination shall be made as required by law.

          SECTION 4.  Advance Expenses.  Expenses incurred in defending any
                      ----------------
action, suit or proceeding shall be paid in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 3 above upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

          SECTION 5.  Benefit.  The indemnification provided by this Article
                      -------
shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6.  Insurance.  The Corporation shall be empowered to purchase
                      ---------
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          SECTION 7.  Affiliates.  For the purposes of this Article, references
                      ----------
to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          SECTION 8.  Survival.  Upon the death of any person having a right to
                      --------
indemnification under this Article, such right shall inure to his heirs and legal representatives. In addition, such heirs and legal representatives shall be entitled to indemnification, under the terms of this Article, against all expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) imposed upon or reasonably incurred by them in connection with any claim, action, suit or proceeding described in the foregoing Section 1 on account of such deceased person.

                                   ARTICLE  X

                                  Severability
                                  ------------

          The provisions of these By-laws shall be separable each from any and all other provisions of these By-laws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this Corporation by the Articles of Incorporation or By-laws.

                                  ARTICLE  XI

                           Control-Share Acquisitions
                           --------------------------

          Section 607.0902 of the Florida Business Corporation Act, pertaining to control-share acquisitions, shall not apply to the Corporation.